UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 18, 2008

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street

Philadelphia, PA 19123

(Address of Principal Executive
Offices)

(215) 873-2200

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                                                Compensatory Arrangements of Certain Officers.

On December 18, 2008 the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Destination Maternity Corporation (the “Company”) established the 2009 fiscal year performance goals for (i) the annual cash bonus opportunity under the Company’s Management Incentive Program (the “MIP”) for the 2009 fiscal year for each of Edward M. Krell, the Company’s Chief Executive Officer, Rebecca C. Matthias, the Company’s President and Chief Creative Officer, Lisa Hendrickson, the Company’s Chief Merchandising Officer, and Judd P. Tirnauer, the Company’s Senior Vice President & Chief Financial Officer  (each an “Executive”), and (ii) Ms. Matthias’ annual equity incentive award for the 2009 fiscal year under the Company’s Amended and Restated 2005 Equity Incentive Plan (the “EIP”).  The Company’s 2009 fiscal year ends on September 30, 2009.  For each of the annual cash bonus and the annual equity incentive award, the performance goals are specified levels of “Adjusted EBITDA,” which represents earnings before interest, taxes, depreciation and amortization, adjusted to exclude the impact of: (a) loss on impairment of tangible or intangible assets; (b) gain or loss on disposal of assets; (c) gain or loss from the early extinguishment, redemption or repurchase of debt; and (d) stock-based compensation expense.

Annual Cash Bonuses

The following table sets forth the minimum, target and maximum annual cash bonuses payable to each Executive upon achievement of the specified levels of Adjusted EBITDA set by the Committee under the MIP and pursuant to each Executive’s currently effective employment and/or letter agreement:

Executive	Minimum ($)	Target ($)	Maximum ($)
Edward M. Krell	0	650,000	1,300,000
Rebecca C. Matthias	0	571,731	1,143,461
Lisa Hendrickson	0	216,884	433,768
Judd P. Tirnauer	0	162,500	325,000

In the event of termination of employment under certain circumstances during fiscal 2009, in accordance with each of their respective employment agreements, each of Mr. Krell, Ms. Matthias and Mr. Tirnauer would be entitled to a pro-rata payout of his or her annual cash bonus (determined with reference to the actual performance of the Company).  Cash incentives potentially payable under the MIP to the Executives with respect to the Company’s 2009 fiscal year are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).  Because payouts under the MIP depend on future corporate performance, the actual amounts we will pay under the MIP for fiscal year 2009 are not yet determinable.

Annual Equity Incentive Awards

Upon achievement of target levels of performance, and in accordance with Ms. Matthias’ employment agreement and the EIP, Ms. Matthias would receive 15,000 shares of restricted stock.  Performance above or below the specified goals will result in a larger or smaller award, with the minimum award being zero and the maximum performance award limited to 20,000 shares of restricted stock.  The number of shares of restricted stock issuable is subject to equitable adjustment in the event of a stock split, combination, reclassification or other similar event.  Any restricted stock earned would be issued following the end of the 2009 fiscal year and would vest in equal annual installments over a period of two years from the end of fiscal 2009, subject to accelerated vesting in the event of a change in control of the Company or cessation of employment due to death, disability, termination without cause or resignation with good reason (in each case, as defined in Ms. Matthias’ employment agreement).  Because this award depends on future corporate performance, the actual number of shares of restricted stock that will be subject to this award (if any) is not yet determinable.

The equity incentive with respect to the Company’s 2009 fiscal year are intended to constitute “Performance Awards” under the EIP and “qualified performance-based compensation” under Section 162(m).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: December 22, 2008	DESTINATION MATERNITY CORPORATION

	By:	/s/ Judd P. Tirnauer
Judd P. Tirnauer
Senior Vice President & Chief Financial Officer